EMPLOYMENT SEPARATION AGREEMENT AND RELEASE

This Employment Separation Agreement and Release (the “Agreement”) is made and entered into this 15th day of August, 2006, by and between Digene Corporation, a Delaware corporation (the “Company”), and Charles M. Fleischman (the “Executive”). The Company and the Executive are sometimes referred to as the “Parties” or individually as a “Party.”

RECITALS

The Executive has been employed by Digene since August 1990. His current positions with the Company are President, Chief Operating Officer and Chief Financial Officer. He also serves as a member of the Board of Directors of the Company.

The Executive intends to resign from all employment positions with the Company and to resign as a member of the Board of Directors, and the Company intends to provide the Executive with severance pay and benefits in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree as follows:

1. Incorporation of Recitals. The Recitals set forth above are incorporated by reference as part of this Agreement.

2. Separation of Employment. The Executive will continue to be employed by the Company pursuant to the terms of his Amended and Restated Employment Agreement dated as of February 17, 2006 (the “Employment Agreement”) through October 31, 2006 (the “Separation Date”). The Executive hereby resigns from employment, as well as from his positions as President, Chief Operating Officer and Chief Financial Officer and as a member of the Board of Directors effective October 31, 2006. The Executive’s termination from employment will be treated as a voluntary termination under Section 6(a) of the Employment Agreement.

3. Severance Pay and Benefits. Subject to subparagraph 3(d) below, the Company shall make the following payments and provide the following severance benefits to the Executive (the “Separation Benefits”), in addition to the other benefits generally available to Company employees on termination of employment:

(a) (i) Severance pay in the total amount of $837,000, representing two times the Executive’s annual base salary in effect as of October 31, 2006, payable in equal semi-monthly installments of $17,437.50, minus appropriate withholdings and deductions, over a period of twenty-four (24) months following the Separation Date; (ii) payment of $482,765 representing the Pro-Rata Bonus Amount (as defined below) payable in equal semi-monthly installments of $10,057.60, minus appropriate withholdings and deductions, for a period of twenty-four

(24) months following the Separation Date; and (iii) continuation of the health care benefits coverage to which the Executive was entitled under Section 4(c) of the Employment Agreement over the twenty-four (24) month period following the Separation Date with such coverage to be provided at the same level and subject to the same terms and conditions (including, without limitation, any applicable co-pay obligations, but excluding any applicable tax consequences for the Executive) as in effect for officers of the Company generally during such period and with such coverage to be provided for 18 months by the Company’s paying the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, premium, and the remaining coverage to be provided by the Company’s (1) providing a mirror plan with the same type and level of benefits as the plan then in effect for officers of the Company generally during such period, or (2) paying the Executive a sum equal to the cash equivalent of providing such mirror plan. For purposes of this Agreement, the “Pro-Rata Bonus Amount” means $62,775 (which represents four months of Executive’s target bonus for fiscal year 2007) plus $357,215,which represents the most recent annual cash bonus to be paid to the Executive prior to the Separation Date.

(b) Continued ability to exercise the vested and unexercised stock option awards at October 31, 2006 identified on Exhibit A to this Agreement during the term of the Consulting Agreement (the “Consulting Agreement”) with the Executive described in paragraph 4 of this Agreement.

(c) The Compensation Committee of the Board of Directors of the Company shall take such action as shall be necessary to vest immediately prior to the Separation Date 2,315 Performance Shares, being one-third of the Performance Shares Award at target granted to the Executive on July 25, 2005.

(d) In accordance with section 409A(a)(2)(B)(i) of the Internal Revenue Code of 1986, as amended (the “Code”), all payments to be made under this paragraph 3, other than the continuation of health benefits described in subparagraph 3(a)(iii), shall be subject to a six month delay in the commencement of payment following the Separation Date. Any such delayed monthly payments which would otherwise be paid during the six-month period beginning on the day following the Separation Date shall instead be paid to the Executive in a single lump sum payment within five (5) business days after the end of such six-month period. Such lump sum payment shall be adjusted for simple interest that accrues during the initial six-month period following Executive’s termination of employment at the applicable Federal rate provided for in Code section 7872(f)(2).

(e) Notwithstanding any provision of this Agreement to the contrary, the Company shall take all reasonable measures to avoid the imposition on the Executive of any additional tax or interest under section 409A(a)(1)(B) of the Code and any Treasury or IRS guidance issued thereunder as of the date of payment (the “409A Tax”) on any payment or benefit described herein (the “Payments”). In the event that any of the Payments result in a 409A Tax, Company shall pay to Executive (1) an additional payment (the “Tier I Gross-Up Payment”) in an amount equal to such 409A Tax on such payment plus (2) the federal, state and local taxes (including but not limited to FICA and Medicare withholding taxes) and 409A Tax imposed on the Tier I Goss-Up Payment (the “Tier II Gross-Up Payment”) (the Tier I Gross-Up Payment and the Tier II Gross-Up Payment together referred to herein as the “Gross-Up Payment”). Executive shall notify the Company in writing of any claim by the IRS that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable after Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes, interest and/or penalties with respect to such claim is due). If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall:

(i) give the Company any information reasonably requested by the Company relating to such claim;

(ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably agreed upon by the Company and Executive;

(iii) cooperate with the Company in good faith in order to effectively contest such claim; and

(iv) permit the Company to participate in any proceedings relating to such claims; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify Executive for and hold Executive harmless from, on an after-tax basis, any 409A Tax or other tax related to such 409A Tax imposed as a result of such representation and payment of all related costs and expenses. Without limiting the foregoing provisions of this subparagraph 3(e), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs Executive to pay such claim and sue for a refund, the Company shall make such payment on behalf of Executive, and shall indemnify Executive for and hold Executive harmless from, on an after-tax basis, any 409A Tax or other tax related to such 409A Tax imposed with respect to such payment or with respect to any imputed income in connection with such payment, but shall be entitled to any refund received by or on behalf of Executive because of the claim the Company has directed him to pay; provided, further, that any extension of the statute of limitations relating to the payment of taxes for the taxable year of Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company’s control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

4. Consulting Agreement. The Parties will enter into a Consulting Agreement, in the form attached hereto as Exhibit B. This Consulting Agreement will have a term from November 1, 2006 through October 31, 2007, and provide that the Executive will provide consulting services to the Company as reasonably requested by the Company from time-to-time. The Company will pay the Executive for such consulting services at the rate of $2,000 per day for each day, or portion thereof, in which the Executive provides such consulting services to the Company under the Consulting Agreement, and the Company will reimburse the Executive for any customary travel and business expenses incurred by the Executive as a result of the performance of such consulting services. In the performance of these consulting services, the Executive shall be an independent contractor.

5. Transition Period. During the period between the date of this Agreement and the Separation Date, the Executive will fully cooperate with any transition of his duties requested. The Parties agree that the role of Chief Financial Officer of the Company may be transitioned to another employee of the Company during such transition period.

6. General Release of Claims.

(a) The Executive, for himself and his heirs, executors, administrators and assigns, if any, and anyone purporting to claim by or through the Executive, does hereby waive, release and forever discharge the Company, its subsidiaries, predecessors, successors, assigns, employee benefit plans and trusts, if any, and each of their past, present and future managers, members, directors, officers, partners, agents, employees, attorneys, representatives, fiduciaries, plan sponsors, administrators and trustees, if any, (hereinafter collectively “the Released Parties”), of and from any and all actions, causes of action, claims (including without limitation, any claim for wrongful discharge or breach of contract and claims under the federal, state or local employment discrimination law such as Title VII of the Civil Rights Act, the Americans with Disabilities Act, the Age Discrimination in Employment Act and other similar laws) suits, demands, rights, damages, accounts, judgments, wages, commissions, executions, debts, obligations, attorneys’ fees, costs and all other liabilities of any kind or description whatsoever, either at law or in equity, whether known or unknown, suspected or unsuspected and whether or not based on his employment or the termination of his employment, that the Executive ever had, now has or may have or claim to have in the future against any of the Released Parties for or by reason of any cause, matter or event whatsoever, from the beginning of time to the date of this Agreement. The Executive further agrees that he will not bring any law suit or arbitration against any of the Released Parties for any claims hereby released. Notwithstanding anything to the contrary set forth in this paragraph, this Release shall not apply to claims relating to the validity or enforcement of this Agreement, claims for any accrued benefit under the terms of any employee benefit plan within the meaning of the Employee Retirement Income Security Act maintained by the Company (except that it will apply to any severance benefits that otherwise might be payable outside of this Agreement) or claims for indemnification or defense to which the Executive is entitled under the Certificate of Incorporation, the Bylaws and/or any insurance policy of the Company or its subsidiaries.

(b) The Company does hereby waive, release and forever discharge the Executive, his heirs, executors, administrators and assigns, if any (the “Released Parties”), of and from any and all actions, causes of action, claims, suits, demands, rights, damages, accounts, judgments, wages, commissions, executions, debts, obligations, attorneys’ fees, costs and all other liabilities of any kind or description whatsoever, either at law or in equity, whether known or unknown, suspected or unsuspected, that the Company ever had, now has or may have or claim to have in the future against any of the Released Parties for or by reason of any cause, matter or event whatsoever, from the beginning of time to the date of this Agreement. The Company further agrees that it will not bring any law suit or arbitration against any of the Released Parties for any claims hereby released. Notwithstanding anything to the contrary set forth in this paragraph, this Release shall not apply to claims relating to the validity or enforcement of this Agreement, claims for reimbursement of amounts paid in indemnification, if it is finally determined by a court of competent jurisdiction that the Company’s indemnification of the Executive was improper and for claims under Section 16 of the Securities Exchange Act of 1934, as amended, or for claims under any insider trading law.

7. Return of Company Property. All information and documents relating to the Company shall be the exclusive property of the Company and the Executive shall use his best efforts to prevent any publication or disclosure thereof except in connection with the performance of his duties for the Company. By October 31, 2006, the Executive will deliver to the Company all Company property of any kind or character, which shall include, but not be limited to, all Company identification and credit cards, any Company equipment, books, keys, journals, records, publications, files, computers and computer disks, memoranda and documents of any kind or description, or any other Company property that may be in his possession, custody or control, except for such property that is designated by the Company to remain with the Executive to be used in connection with the consulting services to be provided to the Company under the Consulting Agreement.

8. Confidentiality. Except in the normal course of business in the performance of his duties, the Executive shall not, directly or indirectly, disclose or permit to be known, to any person, firm or corporation, any confidential information acquired by him during the course of, or as an incident to, his employment by the Company or his consulting services for the Company, relating to the Company, the directors of the Company, or any client of the Company, including, but not limited to, the business affairs of each of the foregoing. Such confidential information shall include, but shall not be limited to, proprietary technology, trade secrets, patented processes, research and development data, know-how, formulae, pricing policies, the substance of agreements with customers and others, and arrangements, customer lists and any other documents embodying such confidential information; provided, however, that confidential information shall not include any information that has become public knowledge through no fault of the Executive. Executive also agrees not to disclose any confidential or proprietary information that the Company obtains from a third party and which the Company treats as confidential or proprietary or designates as confidential, whether or not such information is owned or developed by the Company. All Confidential Information, regardless of form, is the exclusive property of the Company. Executive assigns to the Company any rights to the foregoing Confidential Information and any other proprietary data, inventions or other intellectual property used or developed during the term of this Agreement by Executive in providing services to the Company. Executive understands and agrees that this obligation shall survive the termination of this Agreement.

9. Restrictive Covenants.

(a) Executive will not, until the second anniversary after the Separation Date, (i) directly or indirectly engage in the development, production, marketing or sale of products that compete (or, upon commercialization, would compete) with products of the Company being developed (so long as such development has not been abandoned), produced, marketed or sold at the time of the Separation Date (hereinafter a “Competing Business”) whether such engagement shall be as an owner, partner, investor, employee, officer, director, affiliate or other participant in any Competing Business; provided that the Executive shall not be precluded from employment by an entity which is engaged in a Competing Business so long as the Executive’s activities for such entity do not involve, directly or indirectly, a Competing Business; (ii) assist others in engaging in any Competing Business in the manner described in clause (i) above; or (iii) induce any employee of the Company or any subsidiary thereof to terminate his or her employment with the Company or any subsidiary thereof or engage in any Competing Business. The ownership of not more than 5% of the stock of any entity having a class of equity securities actively traded on a national securities exchange or on the NASDAQ Stock Market or any minority interest in any private entity shall not be deemed, in and of itself, to violate the prohibitions of this paragraph 9(a).

(b) For a period of five (5) years after the Separation Date, the Executive shall not disparage, deprecate, or make any comments or take any other actions, directly or indirectly, that will reflect adversely on the Company or its officers, directors, employees or agents or adversely affect their business reputation or goodwill.

(c) For a period of five (5) years after the Separation Date, the Company shall not disparage, deprecate or make any comments or take any other actions, directly or indirectly, that will reflect adversely on the Executive or adversely affect his business reputation.

(d) If any portion of the restrictions set forth in this paragraph 9 should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected. The Executive declares that the territorial, time limitations and scope of activities restricted as set forth in this paragraph 9 are reasonable and properly required for the adequate protection of the business of the Company. In the event that any such territorial, time limitation and scope of activities restricted is deemed to be unreasonable by a court of competent jurisdiction, the Company and the Executive agree to the reduction of the territorial, time limitation or scope to the area or period which such court shall have deemed reasonable.

(e) The existence of any claim or cause of action by the Executive against the Company shall not constitute a defense to the enforcement by the Company of the foregoing restrictive covenants, but such claim or cause of action shall be litigated separately.

10. Enforcement. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforceable to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, to the extent that a restriction contained in this Agreement is more restrictive than permitted by the laws of any jurisdiction where this Agreement may be subject to review and interpretation, the terms of such restriction, for the purpose only of the operation of such restriction in such jurisdiction, will be the maximum restriction allowed by the laws of such jurisdiction and such restriction will be deemed to have been revised accordingly herein.

11. Remedies; Survival. The Parties each acknowledge and understand that the provisions of the covenants contained in paragraphs 8 and 9 hereof, the violation of which cannot be accurately compensated for in damages by an action at law, are of crucial importance to the benefited Party, and that the breach or threatened breach of any of such provisions by the other Party would cause the benefited Party irreparable harm. In the event of a breach or threatened breach by the other Party of any of the provisions of paragraphs 8 or 9 hereof, the benefited Party will be entitled to seek an injunction restraining the other Party from such breach. Nothing herein contained will be construed as prohibiting the benefited Party from pursuing any other remedies available in law or in equity for any breach or threatened breach of this Agreement, including without limitation, damages and an equitable accounting of all earnings, profits and other benefits arising from such breach.

12. Cooperation with Litigation. The Executive will cooperate with any reasonable request of the Company to participate in the preparation for, response to, prosecution of and/or defense of any pending, actual or threatened litigation involving the Company. The Company will reimburse the Executive for all reasonable out-of-pocket expenses he incurs as a result of such cooperation, plus a fee of $2,000 per day of such requested participation to the extent not otherwise compensated therefor under the Consulting Agreement.

13. Governing Law. This Agreement shall be deemed to be made in, and in all respects to be interpreted, construed and governed by and in accordance with the laws of the State of Maryland, without giving effect to the principles of conflicts of law under Maryland law. The Parties shall submit to the jurisdiction and venue of the state and federal courts located in Maryland in the event that there is any claim of breach of this Agreement.

14. Voluntary Execution by Executive. The Executive has carefully read and understands the provisions of this Agreement; (b) he has been given the opportunity to examine this Agreement for a period of 21 calendar days; (c) he is advised by the Company that he should consult with his personal attorney before deciding whether to accept this Agreement; and (d) his signature to this Agreement signifies that this paragraph 14 has been complied with, and that if this Agreement is signed by the Executive before the expiration of the 21 day consideration period, the Executive is voluntarily waiving his right to consider the Agreement for the entire 21 day period. The Parties recognize that the Executive shall have seven days after the Executive returns a signed copy of this Agreement to revoke the Agreement by submitting a signed revocation notice to the Company. Upon the expiration of that seven day period, this Agreement shall become effective.

15. Construction. Captions are inserted herein for convenience, do not constitute a part of this Agreement and shall not be admissible for the purposes of proving the intent of the Parties. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.

16. Severability. Should any provision of this Agreement be declared and/or determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected.

17. Notice. All notices contemplated by this Agreement shall be sent to each of the parties as follows:

To:	Charles M. Fleischman

To:	Digene Corporation

1201 Clopper Road

Gaithersburg, MD 20878

Attn: Larry Wellman

Unless otherwise specified herein, any Notice shall be deemed received (i) on the date delivered, if by hand; or (ii) one business day after deposit with FedEx or other overnight courier. A party may, by Notice given as aforesaid, change the person or persons and/or address or addresses for its Notices; provided, however, that a Notice of a change of addressee or address shall only be effective upon receipt.

18. Public Disclosure. The Company and the Executive shall provide each other with a reasonable opportunity to review and provide comments to any press release or other public disclosure made by the Company or by the Executive or a future employer of the Executive related to this Agreement or to the employment relationship between the Company and the Executive. This paragraph 18 shall survive any expiration or termination of this Agreement.

19. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective executors, administrators, personal representatives, heirs, predecessors, successors, assigns, directors, agents, employees, trustees and affiliates forever.

20. Entire Agreement. This Agreement, along with its Exhibits and the other documents referred to in this Agreement, constitutes the entire Agreement between the Parties with respect to the termination of Executive’s employment and his severance pay and benefits and supersedes any prior or contemporaneous written or oral agreements between the Parties with respect thereto, except for the provisions of the Employment Agreement specifically referenced herein. Each of the Parties agrees and acknowledges that in deciding to enter into this Agreement he or it is not relying on any statements, representations, or promises other than those contained herein. This Agreement may not be modified except by a writing, which has been signed by each of the Parties.

21. Facsimile Signature. Any signature to this Agreement may be delivered by facsimile to the other party to this Agreement, and such facsimile signature shall be valid execution of this Agreement and be binding on both parties.

IN WITNESS WHEREOF, and with the intention of being legally bound hereby, the Parties have executed this Agreement as of the date set forth below.

DIGENE CORPORATION

By: /s/ Evan Jones
Name: Evan Jones
Title: Chairman and Chief Executive Officer

Date Executed: August 15, 2006

/s/ Charles M. Fleischman

CHARLES M. FLEISCHMAN

Date Executed: August 15, 2006